                       CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report

                                                    Determination Date: 09/16/04
                                                     Collection Period: 08/31/04
                                                          Payment Date: 09/20/04

I. AVAILABLE FUNDS

   A.  Available Pledged Revenues

      a. Scheduled Payments Received                                               14,096,132.05
      b. Liquidation Proceeds Allocated to Owner Trust                                      0.00
      c. Required Payoff Amounts of Prepaid Contracts                               2,309,492.65
      d. Required Payoff Amounts of Purchased Contracts                                     0.00
      e. Proceeds of Clean-up Call                                                          0.00
      f. Investment Earnings on Collection Account and
            Note Distribution Account                                                       0.00
                                                                                   -------------

                               Total Available Pledged Revenues =                  16,405,624.70

   B. Determination of Available Funds

      a. Total Available Pledged Revenues                                          16,405,624.70
      b. Servicer Advances                                                            624,590.89
      c. Recoveries of prior Servicer Advances                                       (808,868.06)
      d. Withdrawal from Reserve Account                                                    0.00
                                                                                   -------------

                               Total Available Funds =                             16,221,347.53

II. DISTRIBUTION AMOUNTS

   A. COLLECTION ACCOUNT DISTRIBUTIONS

       1. Servicing Fee                                                               257,556.35

       2. Class A-1 Note Interest Distribution                        142,648.12
          Class A-1 Note Principal Distribution                    13,264,745.23
             Aggregate Class A-1 distribution                                      13,407,393.35

       3. Class A-2 Note Interest Distribution                        192,750.00
          Class A-2 Note Principal Distribution                             0.00
             Aggregate Class A-2 distribution                                         192,750.00

       4. Class A-3 Note Interest Distribution                        502,471.67
          Class A-3 Note Principal Distribution                             0.00
             Aggregate Class A-3 distribution                                         502,471.67

       5. Class B Note Interest Distribution                           38,205.03
          Class B Note Principal Distribution                         558,908.91
             Aggregate Class B distribution                                           597,113.94

       6. Class C Note Interest Distribution                           58,622.40
          Class C Note Principal Distribution                               0.00
             Aggregate Class C distribution                                            58,622.40

       7. Class D Note Interest Distribution                           61,852.65
          Class D Note Principal Distribution                               0.00
             Aggregate Class D distribution                                            61,852.65

       9. Deposit to the Reserve Account                                                    0.00

      10. Amounts Payable in connection with the Reserve Account                       46,308.63

      11. To the holder of the equity certificate                                   1,097,278.54

                               Collection Account Distributions =                  16,221,347.53
                                                                                   =============

   B. RESERVE ACCOUNT DISTRIBUTIONS

      1. Withdrawal from the Reserve Account                                                0.00

      2. Interest to the Holdback Amount Designee                                      46,308.63

      3. Release of Excess from the Reserve Account                                   622,064.44
                                                                                   -------------

                               Reserve Account Distributions =                        668,373.07
                                                                                   =============

                                                                                   -------------
   C. INCORRECT DEPOSITS                                                                    0.00
                                                                                   =============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

      ------------------------------------------------------------------------
                  Distribution           Class A-1      Class A-2    Class A-3
                    Amounts                Notes          Notes        Notes
      ------------------------------------------------------------------------
      1.         Interest Due             142,648.12   192,750.00   502,471.67
      2          Interest Paid            142,648.12   192,750.00   502,471.67
      3       Interest Shortfall                0.00         0.00         0.00
                ((1) minus (2))
      4         Principal Paid         13,264,745.23         0.00         0.00

      5    Total Distribution Amount   13,407,393.35   192,750.00   502,471.67
           ((2) plus (4))

      -----------------------------------------------------------------------------------
                  Distribution           Class B     Class C     Class D    Total Offered
                     Amounts              Notes       Notes       Notes         Notes
      -----------------------------------------------------------------------------------
      1.         Interest Due           38,205.03   58,622.40   61,852.65      996,549.87
      2          Interest Paid          38,205.03   58,622.40   61,852.65      996,549.87
      3       Interest Shortfall             0.00        0.00        0.00            0.00
                ((1) minus (2))
      4         Principal Paid         558,908.91        0.00        0.00   13,823,654.14

      5    Total Distribution Amount   597,113.94   58,622.40   61,852.65   14,820,204.01
          ((2) plus (4))

IV. Information Regarding the Securities

   A Summary of Balance Information

      -----------------------------------------------------------------------------------------------------------
                                 Applicable   Principal Balance   Class Factor   Principal Balance   Class Factor
                  Class            Coupon           Sep-04           Sep-04            Aug-04           Aug-04
                                    Rate         Payment Date     Payment Date      Payment Date     Payment Date
      -----------------------------------------------------------------------------------------------------------
      a.   Class A-1 Notes         1.6300%       88,364,632.95       0.62670       101,629,378.18       0.72078
      b.   Class A-2 Notes         2.5700%       90,000,000.00       1.00000        90,000,000.00       1.00000
      c.   Class A-3 Notes         3.5000%      172,276,000.00       1.00000       172,276,000.00       1.00000
      d.    Class B Notes          2.9900%       14,774,213.28       0.86948        15,333,122.19       0.90237
      e.    Class C Notes          4.1400%       16,992,000.00       1.00000        16,992,000.00       1.00000
      f.    Class D Notes          4.6800%       15,859,654.22       1.00000        15,859,654.22       1.00000

      g.   Total Offered Notes                  398,266,500.45                     412,090,154.59

   B Other Information

      -------------------------------------------------------
                            Scheduled           Scheduled
                        Principal Balance   Principal Balance
          Class               Sep-04              Aug-04
                           Payment Date        Payment Date
      -------------------------------------------------------
      Class A-1 Notes     96,489,249.14       107,605,035.75

      -----------------------------------------------------------------------------------------
                                  Target           Class            Target            Class
                  Class      Principal Amount      Floor       Principal Amount       Floor
       Class    Percentage        Sep-04           Sep-04            Aug-04           Aug-04
                              Payment Date      Payment Date     Payment Date     Payment Date
      -----------------------------------------------------------------------------------------
      Class A     95.96%      382,164,050.64                    395,428,795.87
      Class B      4.04%          558,908.91        0.00            499,534.28         0.00

V. PRINCIPAL

   A. MONTHLY PRINCIPAL AMOUNT

      1.   Principal Balance of Notes and Equity Certificates           412,090,154.59
              (End of Prior Collection Period)
      2.   Contract Pool Principal Balance (End of Collection Period)   398,266,500.45
                                                                        --------------
              Total monthly principal amount                             13,823,654.14

VI. CONTRACT POOL DATA

   A. CONTRACT POOL CHARACTERISTICS

                                                                   ------------------------------------------------
                                                                      Original          Sep-04           Aug-04
                                                                        Pool         Payment Date     Payment Date
                                                                   ------------------------------------------------
      1.   a. Contract Pool Principal Balance (active contracts)   453,119,654.00   398,238,518.52   412,074,894.77
           b. Positive Rent Due (active contracts)                                    2,070,290.28     2,254,567.45
                                                                   ------------------------------------------------
           c. Required Payoff Amount (active contracts)            453,119,654.00   400,308,808.80   414,329,462.22

           d. Required Payoff Amount (unliquidated defaults)                             27,981.93        15,259.82
                                                                   ------------------------------------------------
           e. Total Required Payoff Amount                         453,119,654.00   400,336,790.73   414,344,722.04
                                                                   ================================================

      2.   No of Contracts                                                  5,761            5,632            5,677

      3    Weighted Average Remaining Term                                   44.0             41.0             41.8

      4    Weighted Average Original Term                                    53.6

   B. DELINQUENCY INFORMATION

                                                   ----------------------------------------------------
                                                      % of                   No. Of         Required
                                                   Contracts   % of RPA     Accounts     Payoff Amount
                                                   ----------------------------------------------------
      1.   Current                                   99.04%     99.44%           5,578   398,097,619.36
           31-60 days                                 0.71%      0.40%              40     1,596,712.50
           61-90 days                                 0.14%      0.11%               8       437,133.53
           91-120 days                                0.04%      0.01%               2        44,114.87
           121-150 days                               0.04%      0.03%               2       133,228.54
           151-180 days                               0.00%      0.00%               0             0.00
           180+ days                                  0.00%      0.00%               0             0.00
                                                   ----------------------------------------------------
           Subtotal - Active Accounts                99.96%     99.99%           5,630   400,308,808.80

           Remaining RPA - Unliquidated Defaults      0.04%      0.01%               2        27,981.93

                                                   ----------------------------------------------------
           Total Delinquency                         100.0%     100.0%           5,632   400,336,790.73
                                                   ====================================================

      2.   Delinquent Scheduled Payments:
           Beginning of Collection Period                                 2,254,567.45
           End of Collection Period                                       2,070,290.28
                                                                          ------------
              Change in Delinquent Scheduled Payments                      (184,277.17)

   C. DEFAULTED CONTRACT INFORMATION

1. A) Reported Loss Information

                                                                                 ---------------------------------------------
                                                                                     Current Period           Cumulative
                                                                                 ---------------------------------------------
                                                                                   Amount    % of ICPB     Amount    % of ICPB
                                                                                 ---------------------------------------------
         Defaulted Valuation Amount                                              12,722.12        0.00%  30,892.10     0.01%
         Cash Collected on Defaulted Contracts                                        0.00        0.00%       0.00     0.00%
                                                                                 ---------------------------------------------
         Net Loss Amount                                                         12,722.12        0.00%  30,892.10     0.01%
                                                                                 =============================================

         B) Cumulative Loss Trigger Percentage                                                                         0.75%
               Cumulative Loss Trigger in Effect                                                                         NO

      2. Supplemental Information on Unliquidated Defaulted Contracts

         Required Payoff Amount at time of Default                                           58,874.03
         Initial Defaulted Valuation Amount                                                  30,892.11
         Cash Collected on Defaulted Contracts                                                    0.00
                                                                                             ---------
         Remaining Required Payoff Amount of Defaulted Contracts                             27,981.93
                                                                                             =========
         Initial Valuation as a % of Required Payoff Amount at time of Default                  52.47%
         Remaining Balance % of Required Payoff Amount at time of Default                       47.53%

      3. Supplemental Information on Liquidated Contracts

                                                                                 ---------------------------------------------
                                                                                     Current Period             Cumulative
                                                                                 ---------------------------------------------
                                                                                 Amount      % of ICPB     Amount    % of ICPB
                                                                                 ---------------------------------------------
         Required Payoff Amount at time of Default                                    0.00        0.00%       0.00     0.00%
         Cash Collected on Liquidated Contracts                                       0.00        0.00%       0.00     0.00%
                                                                                 ---------------------------------------------
         Net Loss Amount on Liquidated Contracts                                      0.00        0.00%       0.00     0.00%
                                                                                 =============================================
         Loss Severity Percentage                                                     0.00%                   0.00%
         Number of Contracts                                                             0                       0
         % of Original Contracts                                                      0.00%                   0.00%

VII. INFORMATION REGARDING THE RESERVE ACCOUNT

   A. RESERVE ACCOUNT

       1. Opening Reserve Account Balance                   18,544,056.96

       2. Investment Earnings                                        0.00

       3. Deposit from the Collection Account                   46,308.63

       4. Withdrawls from the Reserve Account                        0.00

       5. Interest payment to the Holdback Designee            (46,308.63)

       6. Release of Reserve Account Surplus                  (622,064.44)

       7. Ending Reserve Account Balance                    17,921,992.52

       8. Available amount                                  18,544,056.96

       9. Required Reserve Account Amount                   17,921,992.52

      10. Reserve Account Surplus/ (Shortfall)                       0.00

VIII. MISCELLANEOUS INFORMATION

   A. SERVICER ADVANCE BALANCE

      1. Opening Servicer Advance Balance                  2,254,567.45
      2. Current Period Servicer Advance                     624,590.89
      3. Recoveries of prior Servicer Advances              (808,868.06)
                                                           ------------
      4. Ending Servicer Advance Balance                   2,070,290.28

   D. OTHER RELATED INFORMATION
      1. Life to Date Prepayment (CPR)                              9.7%
      2. Life to Date Substitutions:
         a. Prepayments                             0.00
         b. Defaults                                0.00

DELINQUENCY ANALYSIS AND LTD CPR HISTORY

      ------------------------------------------------------------------------------------------------------------
                   % of                  % of                  % of                   % of
                   Aggregate             Aggregate             Aggregate              Aggregate
                   Required Payoff       Required Payoff       Required Payoff        Required Payoff
                   Amounts               Amounts               Amounts                Amounts
      Collection
        Periods    31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due   LTD CPR
      ------------------------------------------------------------------------------------------------------------
       08/31/04            0.40%                 0.11%                 0.01%                  0.03%          9.75%
       07/31/04            0.51%                 0.11%                 0.03%                  0.00%         10.43%
       06/30/04            0.52%                 0.07%                 0.00%                  0.00%         16.27%
      ------------------------------------------------------------------------------------------------------------

NET LOSS HISTORY

      ----------------------------------------
      Collection         Net            Net
        Month      Loss Percentage    Losses
      ----------------------------------------
       08/31/04          0.01%       12,722.12
       07/31/04          0.00%       18,169.98
       06/30/04          0.00%              --
      ----------------------------------------